UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

Societal CDMO, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 534-8239

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	SCTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2023, Societal CDMO, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, as representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), 14,640,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to the Underwriters at a price to the public of $0.400 per share and, to certain investors, pre-funded warrants to purchase up to 6,110,000 shares of Common Stock at a price to the public of $0.3999, which represents the per share public offering price for the Common Stock less the exercise price of $0.0001 per pre-funded warrant. The Offering is expected to result in gross proceeds to the Company of approximately $8.30 million, before underwriting discounts and commissions and estimated offering expenses payable by the Company.

The securities to be offered and sold in the Offering will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-253571) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2021 and declared effective by the Commission on April 20, 2021, and a related prospectus, including the related prospectus supplement dated August 24, 2023.

The Offering is expected to close on or about August 28, 2023, subject to satisfaction of customary closing conditions. Net proceeds to the Company from the Offering are expected to be approximately $7.49 million in the aggregate after deducting underwriting discounts and estimated offering expenses. The foregoing descriptions of the Underwriting Agreement and Pre-Funded Warrant are qualified in their entirety by reference to the complete text of the Underwriting Agreement and Form of Pre-Funded Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the securities issued and sold pursuant to the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 24, 2023, by and between Societal CDMO, Inc. and Craig-Hallum Capital Group, LLC, as representative of the underwriters

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Societal CDMO, Inc.

By:	/s/ J. David Enloe, Jr.
Name:	J. David Enloe, Jr.
Title:	President and Chief Executive Officer

Date: August 25, 2023